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                                                               Exhibit 10.05(m)


                                 [LETTERHEAD]

September 22, 1995



Mr. Terry Hunter, President
The Hunter Group, Inc.
100 East Pratt Street
Suite 1600
Baltimore, MD 21202

Re: Implementation Partners Agreement dated October 1, 1993 (the "Agreement")

Dear Terry:

On October 1, 1995, the Agreement between our respective companies will expire. This annual agreement was extended last year for an additional one year term. Based on the positive experiences with your company in the past we want your firm to continue to be an important part of PeopleSoft's business strategy.

Please sign the two originals of this letter where noted if your firm wishes to extend the term of the Agreement for an additional year. The terms and conditions of the Agreement shall apply to this one year extension. The extension of the Agreement shall commence on October 1, 1995 and expire one year thereafter on October 1, 1996.

Any applicable license, documentation or support fees applicable to the Agreement shall be billed to (and paid by) your firm upon receipt of the PeopleSoft invoice. Please send the executed letters to my attention at the address set forth above. Your firm's copy of this letter will be returned to you once we have completed our countersignature process.

If PeopleSoft does not receive an executed copy of this Agreement extension from your firm within thirty (30) days of the initial expiration date of the Agreement, your firm's name will be removed from PeopleSoft's list of Implementation Partners and the Agreement is terminated. In the event of such termination, all PeopleSoft software or documentation in your firm's possession must be returned to my attention at the PeopleSoft Headquarters in Walnut Creek, California.

Please feel free to contact me at (510) 274-9763 should you have any questions or comments.

Sincerely,                    Accepted and agreed to by The Hunter Group, Inc.:

/s/ Rodylyn Dacanay           /s/ Terry L. Hunter
------------------------      ---------------------------
Rodylyn Dacanay               Authorized Signature
Contracts Administrator
                              Terry L. Hunter, President & CEO
                              ---------------------------
                              Printed Name and Title

                                   Oct. 3, 1995
                              ---------------------------
                              Date

cc: Nancy Welch

                              Accepted and agreed to by PeopleSoft, Inc.

                              /s/ Robert D. Finnell
                              ---------------------------
                              Authorized Signature

                              Robert D. Finnell
                              Vice President-General Counsel
                              ---------------------------
                              Printed Name and Title